Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Aptimus Incorporated

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92379, 333-45854 and 333-88074) of Aptimus
Incorporated of our report dated January 21, 2004 relating to the December 31, 2003 financial statements and financial statement schedule which appear in this Form 10-K.


MOSS ADAMS LLP

Moss Adams LLP
Seattle, Washington
March 29, 2004